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[WCI STEEL LOGO]

                                                                 EXHIBIT 10.2.15


                                                              January 10, 2001



Ira Leon Rennert
The Renco Group, Inc.
30 Rockefeller Plaza - 42nd Floor
New York, NY 10112

Dear Ira:

     This letter will confirm our conversation on November 15, 2000 regarding the Net Worth Appreciation Participation Agreements between yourself and each of the executive officers of WCI and the Net Worth Appreciation Plan for Key Managers. Due to the extraordinary market conditions, cumulative net income as described in paragraph 2 in the individual Net Worth Agreements and in the Net Worth Appreciation Plan will be suspended for the period August 1, 2000 through October 31, 2001. As such, each individual's net worth account will not reflect the results of WCI during the above-mentioned period. For our records, please sign below indicating your agreement with the above.

                                               Sincerely,

                                      /S/      EDWARD R. CAINE
                                      ------------------------

                                               Edward R. Caine
                                               President & CEO

ERC/dj

011001ir.erc

/S/      IRA LEON RENNERT
-------------------------

         Ira Leon Rennert